                 INDEX TO CYCLACEL LIMITED FINANCIAL STATEMENTS

                                                                          PAGE

Report of Independent Registered Public Accounting Firm.................    2

Balance Sheets as of December 31, 2004 and 2005.........................    3

Statements of Operations for the nine months ended December 31, 2003, the years ended December 31, 2004 and 2005 and the period from
  August 13, 1996 (inception) to December 31, 2005......................    4

Statements of Shareholders' Equity (Deficit) for the period from
  August 13, 1996 (inception) to December 31, 2005......................    5

Statements of Cash Flows for the nine months ended December 31, 2003, the years ended December 31, 2004 and 2005 and the period from
  August 13, 1996 (inception) to December 31, 2005......................   10

Notes to the Financial Statements.......................................   12

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cyclacel Limited

      We have audited the balance sheets of Cyclacel Limited (a development stage company) at December 31, 2004 and 2005 and the related statements of operations, shareholders' equity (deficit) and cash flows for the nine months ended December 31, 2003, the years ended December 31, 2004 and 2005 and the period from August 13, 1996 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyclacel Limited (a development stage company) at December 31, 2004 and 2005 and the results of its operations and its cash flows for the nine months ended December 31, 2003, the years ended December 31, 2004 and 2005 and the period from August 13, 1996
(inception) to December 31, 2005, in conformity with United States generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that
Cyclacel Limited (a development stage company) will continue as a going concern.
As discussed more fully in Note 1 to the financial statements, the ability of the Company to continue as a going concern is dependent on its ability to access further cash resources through the completion of the proposed purchase of the whole of the issued share capital of the Company by Xcyte Therapies, Inc. and obtaining a commitment from Xcyte Therapies Inc. that sufficient cash resources will be made available to the Company. However, if the proposed transaction with
Xcyte Therapies, Inc. does not complete, the Company's ability to continue as a going concern is dependent on the ability of Cyclacel Group plc, its parent company, to raise further funds and to commit that such funds will be made available to the Company. Cyclacel Group plc would seek to raise such funds through a combination of equity issues or debt arrangements or in undertaking a cash generative corporate transaction. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also disclosed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               /S/ ERNST & YOUNG LLP

London, England
March 27, 2006

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                                          DECEMBER 31,
                                                                                          ------------
                                                                                     2004              2005
                                                                                  ----------        ----------
                                                                                     $000              $000

ASSETS

Current assets:

      Cash and cash equivalents................................................         7,766            3,117

      Short-term investments...................................................        15,152           10,690

      Prepaid expenses and other current assets................................         4,846            3,219
                                                                                ---------------- ----------------

      Total current assets.....................................................        27,764           17,026

Property, plant and equipment (net)............................................         3,412            2,045
                                                                                ---------------- ----------------

Total assets...................................................................        31,176           19,071
                                                                                ================ ================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

      Current portion of Government loan.......................................           482               --

      Accounts payable.........................................................         2,528            2,159

      Amounts due to parent company............................................         2,196           10,467

      Accrued liabilities......................................................         1,177            1,869

      Other current liabilities................................................           161              128

      Current portion of equipment financing...................................           311              251
                                                                                ---------------- ----------------

      Total current liabilities................................................         6,855           14,874

Equipment financing, net of current............................................           368               78

Government loan, net of current................................................            --               --
                                                                                ---------------- ----------------

Total liabilities..............................................................         7,223           14,952
                                                                                ---------------- ----------------
Commitments and contingencies

Shareholders' equity (deficit):

Preferred Ordinary shares:

Preferred Ordinary "D" shares, 0.1p par value:

      Authorized: 21,000,000 at December 31, 2004 and 2005

      Issued and outstanding: 17,965,835 at December 31, 2004 and 2005.
         Aggregate liquidation preference of $223,617,000 ($12.45 per share)
         at December 31, 2004 and $210,954,000 ($11.74 per share) at December
         31, 2005..............................................................            30               30

Ordinary shares:

Ordinary shares, 0.1p par value:

      Authorized: 5,748,428 at December 31, 2004 and 2005

      Issued and outstanding: 1,871,210 at December 31, 2004 and 2005 .........             2                2

Deferred shares, 0.1p par value:

      Authorized: 7,051,572 at December 31, 2004 and 2005

      Issued and outstanding: nil at December 31, 2004 and 2005................            --                --

Additional paid in capital.....................................................       116,063          116,063

Accumulated other comprehensive loss...........................................        (1,172)         (2,958)

Deficit accumulated during the development stage...............................       (90,970)       (109,018)
                                                                                ---------------- ----------------

Total shareholders' equity.....................................................        23,953            4,119
                                                                                ---------------- ----------------

Total liabilities and shareholders' equity.....................................        31,176           19,071
                                                                                ================ ================

                             See accompanying notes

                                        3

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                               PERIOD FROM
                                 NINE MONTHS                                 AUGUST 13, 1996
                                    ENDED         YEAR ENDED    YEAR ENDED    (INCEPTION) TO
                                DECEMBER 31,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    2003             2004         2005             2005
                                -----------------------------------------------------------
                                        $000, EXCEPT PER SHARE AND SHARE AMOUNTS

REVENUES:

      Collaboration and
         research
         and development
         revenue............               8            102          245            2,759
      Grant revenue.........             504            823          111            3,321
                                --------------  ------------- ------------- --------------
                                         512            925          356            6,080

OPERATING EXPENSES:
      Research and
         development........         (13,258)       (20,332)    (15,841)        (100,770)
      General and
         administrative.....          (2,142)        (3,554)     (5,290)         (23,634)
                                --------------  ------------- ------------- --------------
TOTAL OPERATING EXPENSES....         (15,400)       (23,886)    (21,131)        (124,404)
                                --------------  ------------- ------------- --------------

Operating loss..............         (14,888)       (22,961)    (20,775)        (118,324)
Other income (expense):
Costs associated with aborted
   2004 IPO.................              --          (3,550)          --           (3,550)
Interest income.............             430          1,425          887            6,279
Interest expense............          (2,005)          (112)        (60)          (3,662)
                                --------------  ------------- ------------- --------------
Total other income
   (expense)................          (1,575)        (2,237)         827            (933)
                                --------------  ------------- ------------- --------------
LOSS BEFORE TAXES...........         (16,463)       (25,198)    (19,948)        (119,257)
Income tax benefit..........           1,486          2,456        1,900           10,239
                                --------------  ------------- ------------- --------------
NET LOSS....................         (14,977)       (22,742)    (18,048)        (109,018)
Dividends on Preferred Ordinary
   shares...................          (4,425)       (11,053)    (11,876)         (35,296)
                                --------------  ------------- ------------- --------------
NET LOSS APPLICABLE TO
   ORDINARY SHAREHOLDERS....         (19,402)       (33,795)    (29,924)        (144,314)
                                ==============  ============= ============= ==============
 Net loss per share - basic and
    diluted.................          ($2.25)        ($1.72)     ($1.51)         ($16.45)
                                ==============  ============= ============= ==============
 Weighted average Ordinary
   shares outstanding.......       8,623,516     19,608,365   19,837,045        8,773,083
                                ==============  ============= ============= ==============

                             See accompanying notes

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                           PREFERRED ORDINARY                                              ADDITIONAL
                                              "D" SHARES             ORDINARY SHARES      DEFERRED SHARES   PAID-IN
                                         ---------------------    --------------------  -----------------   CAPITAL
                                           No.        $000         No.         $000        No.     $000       $000
                                        --------   ---------   -----------  ---------  --------  -------   ----------

On incorporation, August 13, 1996......       --          --            1        --        --         --           --
Subdivision into shares of $0.0015
   each, August 1996...................       --          --          999        --        --         --           --
Issue of shares for cash, at par,
   September 1996......................       --          --      959,000         1        --         --           --
Translation adjustment.................       --          --           --        --        --         --           --
Loss for the period....................       --          --           --        --        --         --           --
Comprehensive loss for the period......       --          --           --        --        --         --           --
                                         --------   ---------   -----------  ---------  --------  -------   ----------
Balance at March 31, 1997..............       --          --      960,000         1        --         --           --
Issue of shares for cash, at $6.56 per
   share, May 1997.....................       --          --      625,000         1        --         --        4,098
Issue of shares for IP rights
   agreement, May 1997.................       --          --       40,000        --       --         --           262
Issue of shares for cash, at $6.56 per
   share, August 1997..................       --          --       25,000        --       --         --           159
Expense of share issues................       --          --           --         --       --         --         (41)
Deferred stock-based compensation......       --          --           --         --       --         --        2,002
Amortization of deferred stock-based
   compensation........................       --          --           --         --       --         --           --
Translation adjustment.................       --          --           --         --       --         --           --
Loss for the year......................       --          --           --         --       --         --           --
Comprehensive loss for the year........       --          --           --         --       --         --           --
                                         --------   ---------   -----------  ---------  --------  -------   ----------
Balance at March 31, 1998..............       --          --    1,650,000         2      --           --        6,480
Exercise of share options for cash, at
   par, July 1998......................       --          --        4,792         --       --         --           --
Amortization of deferred stock-based
   compensation........................       --          --           --         --       --         --           --
Translation adjustment.................       --          --           --         --       --         --           --
Loss for the year......................       --          --           --         --       --         --           --
Comprehensive loss for the year........       --          --           --         --       --         --           --
                                         --------   ---------   -----------  ---------  --------  -------   ----------
Balance at March 31, 1999..............       --          --    1,654,792          2       --         --        6,480

                                                                              DEFICIT
                                            ACCUMULATED                     ACCUMULATED
                                              OTHER                           DURING
                                           COMPREHENSIVE      DEFERRED      DEVELOPMENT
                                           INCOME/(LOSS)    COMPENSATION       STAGE         TOTAL
                                                $000           $000             $000         $000
                                           -------------   -------------    ------------ ---------

On incorporation, August 13, 1996......              --              --             --         --
Subdivision into shares of $0.0015
   each, August 1996...................              --              --             --         --
Issue of shares for cash, at par,
   September 1996......................              --              --             --          1
                                                                                          ---------
Translation adjustment.................              (4)             --             --         (4)
Loss for the period....................              --              --           (290)      (290)
                                                                                          ---------
Comprehensive loss for the period......              --              --             --       (294)
                                            -------------   -------------    ------------ ---------
Balance at March 31, 1997..............              (4)             --           (290)      (293)
Issue of shares for cash, at $6.56 per
   share, May 1997.....................              --              --             --      4,099
Issue of shares for IP rights
   agreement, May 1997.................              --              --             --        262
Issue of shares for cash, at $6.56 per
   share, August 1997..................              --              --             --        159
Expense of share issues................              --              --             --        (41)
Deferred stock-based compensation......              --          (2,002)            --         --
Amortization of deferred stock-based
   compensation........................              --             302             --        302
                                                                                          ---------
Translation adjustment.................              55              --             --         55
Loss for the year......................              --              --         (2,534)    (2,534)
                                                                                          ---------
Comprehensive loss for the year........              --              --             --     (2,479)
                                            -------------   -------------    ------------ ---------
Balance at March 31, 1998..............              51          (1,700)        (2,824)     2,009
Exercise of share options for cash, at
   par, July 1998......................              --              --             --         --
Amortization of deferred stock-based
   compensation........................              --             406             --        406
                                                                                          ---------
Translation adjustment.................              11             --              --         11
Loss for the year......................              --              --         (3,964)    (3,964)
                                                                                          ---------
Comprehensive loss for the year........              --              --             --     (3,953)
                                            -------------   -------------    ------------ ---------
Balance at March 31, 1999..............              62          (1,294)        (6,788)    (1,538)

                             See accompanying notes

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

              STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) (CONTD)

                                           PREFERRED ORDINARY                                              ADDITIONAL
                                              "D" SHARES             ORDINARY SHARES      DEFERRED SHARES   PAID-IN
                                         ---------------------    --------------------  -----------------   CAPITAL
                                           No.        $000         No.         $000        No.     $000       $000
                                        --------   ---------   -----------  ---------  --------  -------   ----------

Issue of shares for cash at $7.42,
   May 1999...........................       --          --      872,188         1        --         --        6,470
Issue of shares on conversion of
   bridging loan, May 1999............       --          --      220,751         1        --         --        1,637
Issue of shares in lieu of cash
   bonus, May 1999....................       --          --       22,075        --        --         --          164
Issue of shares for research &
   development agreement, May 1999....       --          --       55,188        --        --         --          409
Issue of shares for cash at $7.65,
   August 1999........................       --          --      840,336         2        --         --        6,430
Exercise of share options for cash at
   $7.28, September 1999..............       --          --        5,519        --        --         --           40
Expense of share issues...............       --          --           --        --        --         --         (186)
Deferred stock-based compensation.....       --          --           --        --        --         --          167
Amortization of deferred stock-based
   compensation.......................       --          --           --        --        --         --           --
Translation adjustment................       --          --           --        --        --         --           --
Loss for the year.....................       --          --           --        --        --         --           --
Comprehensive loss for the year.......       --          --           --        --        --         --           --
                                         --------   ---------   -----------  ---------  --------  -------   ----------

Balance at March 31, 2000.............       --          --    3,670,849         6        --         --       21,611
Deferred stock-based compensation.....       --          --           --        --        --         --          294
Amortization of deferred stock-based
   compensation.......................       --          --           --        --        --         --           --
Translation adjustment................       --          --           --        --        --         --           --
Loss for the year.....................       --          --           --        --        --         --           --
Comprehensive loss for the year.......       --          --           --        --        --         --           --
                                         --------   ---------   -----------  ---------  --------  -------   ----------
Balance at March 31, 2001.............       --          --    3,670,849         6        --         --       21,905

                                                                        DEFICIT
                                      ACCUMULATED                     ACCUMULATED
                                        OTHER                           DURING
                                     COMPREHENSIVE      DEFERRED      DEVELOPMENT
                                     INCOME/(LOSS)    COMPENSATION       STAGE         TOTAL
                                          $000           $000             $000         $000
                                     -------------   -------------    ------------ ---------

Issue of shares for cash at $7.42,
   May 1999...........................        --              --             --       6,471
Issue of shares on conversion of
   bridging loan, May 1999............        --              --             --       1,638
Issue of shares in lieu of cash
   bonus, May 1999....................        --              --             --         164
Issue of shares for research &
   development agreement, May 1999....        --              --             --         409
Issue of shares for cash at $7.65,
   August 1999........................        --              --             --       6,432
Exercise of share options for cash at
   $7.28, September 1999..............        --              --             --          40
Expense of share issues...............        --              --             --        (186)
Deferred stock-based compensation.....        --            (167)            --          --
Amortization of deferred stock-based
   compensation.......................        --             433             --         433
                                                                                  ---------
Translation adjustment................      (194)             --             --        (194)
Loss for the year.....................        --              --         (5,686)     (5,686)
                                                                                  ---------
Comprehensive loss for the year.......        --              --             --      (5,880)
                                    -------------   -------------    ------------ ---------
Balance at March 31, 2000.............      (132)         (1,028)       (12,474)      7,983
Deferred stock-based compensation.....        --            (294)            --          --
Amortization of deferred stock-based
   compensation.......................        --             275             --         275
                                                                                  ---------
Translation adjustment................      (466)             --             --        (466)
Loss for the year.....................        --              --        (10,382)    (10,382)
                                                                                  ---------
Comprehensive loss for the year.......        --              --             --     (10,848)
                                    -------------   -------------    ------------ ---------
Balance at March 31, 2001.............      (598)         (1,047)       (22,856)     (2,590)

                             See accompanying notes

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

              STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) (CONTD)

                                           PREFERRED ORDINARY                                              ADDITIONAL
                                              "D" SHARES             ORDINARY SHARES      DEFERRED SHARES   PAID-IN
                                         ---------------------    --------------------  -----------------   CAPITAL
                                           No.        $000         No.         $000        No.     $000       $000
                                        --------   ---------   -----------  ---------  --------  -------   ----------

Exercise of share options for cash at
   par, April 2001....................       --          --        3,050         --       --         --           --
Exercise of share options for cash at
   par, April 2001....................       --          --       46,950         --       --         --           --
Issue of shares for cash at $10.64,
   June 2001..........................       --          --       13,282         --       --         --           --
Exercise of share options for cash at
   $6.04, July 2001...................       --          --       17,500         --       --         --          106
Issue of shares for IP rights
   agreement at $11.42, November 2001.       --          --       16,000         --       --         --          183
Fair value of warrants issued to
   shareholders, August and December
   2001...............................       --          --           --         --       --         --        1,215
Deferred stock-based compensation.....       --          --           --         --       --         --          363
Amortization of deferred stock-based
   compensation.......................       --          --           --         --       --         --           --
Translation adjustment................       --          --           --         --       --         --           --
Loss for the year.....................       --          --           --         --       --         --           --
Comprehensive loss for the year.......       --          --           --         --       --         --           --
                                        --------   ---------   -----------  ---------  --------  -------   ----------
Balance at March 31, 2002.............       --          --    3,767,631          6       --         --        23,772
Exercise of share options for cash at
   $5.84, May 2002....................       --          --        2,000         --       --         --           12
Deferred stock-based compensation.....       --          --           --         --       --         --          (84)
Amortization of deferred stock-based
   compensation.......................       --          --           --         --       --         --           --
Translation adjustment................       --          --           --         --       --         --           --
Loss for the year.....................       --          --           --         --       --         --           --
Comprehensive loss for the year.......       --          --           --         --       --         --           --
                                        --------   ---------   -----------  ---------  --------  -------   ----------
Balance at March 31, 2003.............       --          --    3,769,631          6       --         --       23,700

                                                                          DEFICIT
                                        ACCUMULATED                     ACCUMULATED
                                          OTHER                           DURING
                                       COMPREHENSIVE      DEFERRED      DEVELOPMENT
                                       INCOME/(LOSS)    COMPENSATION       STAGE         TOTAL
                                            $000           $000             $000         $000
                                       -------------   -------------   ------------   ---------

Exercise of share options for cash at
   par, April 2001....................         --              --             --           --
Exercise of share options for cash at
   par, April 2001....................         --              --             --           --
Issue of shares for cash at $10.64,
   June 2001..........................         --              --             --           --
Exercise of share options for cash at
   $6.04, July 2001...................         --              --             --          106
Issue of shares for IP rights
   agreement at $11.42, November 2001.         --              --             --          183
Fair value of warrants issued to
   shareholders, August and December
   2001...............................         --              --             --        1,215
Deferred stock-based compensation.....         --            (363)            --           --
Amortization of deferred stock-based
   compensation.......................         --             672             --          672
                                                                                      ---------
Translation adjustment................        191              --             --          191
Loss for the year.....................         --              --        (14,853)     (14,853)
                                                                                      ---------
Comprehensive loss for the year.......         --              --             --      (14,662)
                                       -------------   -------------   ------------   ---------
Balance at March 31, 2002.............       (407)           (738)       (37,709)     (15,076)
Exercise of share options for cash at
   $5.84, May 2002....................         --              --             --           12
Deferred stock-based compensation.....         --              84             --           --
Amortization of deferred stock-based
   compensation.......................         --             305             --          305
                                                                                      ---------
Translation adjustment................     (1,846)             --             --       (1,846)
Loss for the year.....................         --              --        (15,542)     (15,542)
                                                                                      ---------
Comprehensive loss for the year.......         --              --             --      (17,388)
                                       -------------   -------------   ------------   ---------
Balance at March 31, 2003.............       (2,253)         (349)       (53,251)     (32,147)

                             See accompanying notes

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

              STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) (CONTD)

                                     PREFERRED ORDINARY                                                ADDITIONAL
                                       "D" SHARES            ORDINARY SHARES       DEFERRED SHARES      PAID-IN
                                -----------------------    --------------------  -------------------    CAPITAL
                                    No.        $000         No.         $000        No.        $000       $000
                                ------------ ----------  -----------  ---------  -----------  -------   ----------

Exercise of share options for
   cash at $7.17, April 2003...          --        --         15,957       --            --      --         114
Exercise of share options for
   cash at $6.65, October 2003.          --        --            100       --            --      --          --
Conversion of Ordinary and
   Preferred "C" Ordinary
   shares to Deferred Shares,
   November 2003...............          --        --     (2,251,572)      (4)    6,792,541     10       58,142
Bonus issue of shares,
   November 2003...............  12,666,580        21            --        --            --      --         (21)
Issue of shares for cash at
   $6.90, November 2003........   4,076,111         7         12,316       --            --      --      28,221
Expense of share issues........          --        --             --       --            --      --        (592)
Amortization of deferred
   stock-based compensation....          --        --             --       --            --      --          --
Translation adjustment.........          --        --             --       --            --      --          --
Loss for the period............          --        --             --       --            --      --          --
Comprehensive loss for the
   period......................          --        --             --       --            --      --          --
                                ------------ ----------  -----------  ---------  -----------  -------   ----------
Balance at December 31, 2003...  16,742,691        28      1,546,432        2     6,792,541      10     109,564
Issues of shares for cash at
   $7.44, January 2004.........   1,162,068         2             --       --            --      --       8,644
Expense of share issue.........          --        --             --       --            --      --        (105)
Exercise of share options for
   cash at par, April 2004.....          --        --         46,875       --            --      --          --
Exercise of share options for
   cash at par, June 2004......          --        --         25,000       --            --      --          --
Issue of share for cash at
   $7.34, June 2004............          --        --              1       --            --      --          --
Exercise of share warrants for
   cash at par, June 2004......      61,076        --                      --            --      --          --
Conversion of deferred shares
   to ordinary shares, June
   2004........................          --        --        252,902       --      (252,902)     --          --
Buy-back of deferred shares at
   $0.015, June 2004...........          --        --             --       --    (6,539,639)    (10)         10

                                                                     DEFICIT
                                   ACCUMULATED                     ACCUMULATED
                                     OTHER                           DURING
                                  COMPREHENSIVE      DEFERRED      DEVELOPMENT
                                  INCOME/(LOSS)    COMPENSATION       STAGE        TOTAL
                                       $000           $000             $000        $000
                                  -------------   -------------   ------------   ---------

Exercise of share options for
   cash at $7.17, April 2003...           --              --             --          114
Exercise of share options for
   cash at $6.65, October 2003.           --              --             --           --
Conversion of Ordinary and
   Preferred "C" Ordinary
   shares to Deferred Shares,
   November 2003...............           --              --             --       58,148
Bonus issue of shares,
   November 2003...............           --              --             --           --
Issue of shares for cash at
   $6.90, November 2003........           --              --             --       28,228
Expense of share issues........           --              --             --         (592)
Amortization of deferred
   stock-based compensation....           --             217             --          217
                                                                                 ---------
Translation adjustment.........       (1,343)             --             --       (1,343)
Loss for the period............           --              --        (14,977)     (14,977)
                                                                                 ---------
Comprehensive loss for the
   period......................           --              --             --      (16,320)
                                  -------------   -------------   ------------   ---------
Balance at December 31, 2003...       (3,596)           (132)       (68,228)      37,648
Issues of shares for cash at
   $7.44, January 2004.........           --              --             --        8,646
Expense of share issue.........           --              --             --         (105)
Exercise of share options for
   cash at par, April 2004.....           --              --             --           --
Exercise of share options for
   cash at par, June 2004......           --              --             --           --
Issue of share for cash at
   $7.34, June 2004............           --              --             --           --
Exercise of share warrants for
   cash at par, June 2004......           --              --             --           --
Conversion of deferred shares
   to ordinary shares, June
   2004........................           --              --             --           --
Buy-back of deferred shares at
   $0.015, June 2004...........           --              --             --           --

                             See accompanying notes

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

              STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) (CONTD)

                                         PREFERRED ORDINARY                                                 ADDITIONAL
                                           "D" SHARES            ORDINARY SHARES       DEFERRED SHARES        PAID-IN
                                     -----------------------    --------------------  -------------------     CAPITAL
                                         No.        $000         No.         $000        No.        $000       $000
                                     ------------ ----------  -----------  ---------  -----------  -------   ----------

Elimination of deferred stock-based
   compensation on the acquisition
   of Cyclacel Limited by Cyclacel
   Group plc........................          --       --             --       --         --         --         (2,050)
Translation adjustment..............          --       --             --       --         --         --             --
Loss for the year...................          --       --             --       --         --         --             --
Comprehensive loss for the year.....          --       --             --       --         --         --             --
                                     ------------ ----------  -----------  ---------  -----------  -------   ----------
Balance at December 31, 2004........  17,965,835       30      1,871,210        2         --         --        116,063
Translation adjustment .............          --       --             --       --         --         --             --
Loss for the year ..................          --       --             --       --         --         --             --
Comprehensive loss for the year ....          --       --             --       --         --         --             --
                                     ------------ ----------  -----------  ---------  -----------  -------   ----------
Balance at December 31, 2005........  17,965,835       30      1,871,210        2         --         --        116,063
                                     ============ ==========  ===========  =========  ===========  =======   ==========

                                                                       DEFICIT
                                     ACCUMULATED                     ACCUMULATED
                                       OTHER                           DURING
                                    COMPREHENSIVE      DEFERRED      DEVELOPMENT
                                    INCOME/(LOSS)    COMPENSATION       STAGE        TOTAL
                                         $000           $000             $000        $000
                                    -------------   -------------   ------------   ---------

Elimination of deferred stock-based
   compensation on the acquisition
   of Cyclacel Limited by Cyclacel
   Group plc........................        --             132              --       (1,918)
                                                                                   ---------
Translation adjustment..............      2,424             --              --        2,424
Loss for the year...................         --             --         (22,742)     (22,742)
                                                                                   ---------
Comprehensive loss for the year.....         --             --              --      (20,318)
                                    -------------   -------------   ------------   ---------
Balance at December 31, 2004........     (1,172)            --         (90,970)      23,953
                                                                                   ---------
Translation adjustment .............     (1,786)            --              --       (1,786)
Loss for the year ..................         --             --         (18,048)     (18,048)
                                                                                   ---------
Comprehensive loss for the year ....         --             --              --      (19,834)
                                    -------------   -------------   ------------   ---------
Balance at December 31, 2005........     (2,958)            --        (109,018)       4,119
                                    =============   =============   ============   =========

                             See accompanying notes

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                            PERIOD FROM
                            NINE MONTHS                                   AUGUST 13, 1996
                               ENDED       YEAR ENDED      YEAR ENDED      (INCEPTION) TO
                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                               2003           2004            2005              2005
                           -------------  --------------  --------------  -----------------
                               $000           $000            $000              $000

OPERATING ACTIVITIES:
Net loss..................     (14,977)        (22,742)     (18,048)         (109,018)
Adjustments to reconcile
   net loss to net cash
   used in operating
   activities:
   Depreciation and
     amortization........         1,133          1,543        1,322             7,965
   Deferred revenue.......           --             --           --               (98)
   Compensation for
      warrants issued to
      non employees.......           --             --           --             1,215
   Shares issued for IP
      rights..............           --             --           --               446
   Loss on disposal of
      property, plant and
      equipment...........           --              2           --                25
   Stock-based
      compensation........          217            279         (334)            2,554
   Amortization of
      issuance costs of
      Preferred Ordinary
      "C" shares..........        1,925             --           --             2,517
   Changes in operating
      assets and
      liabilities:
      Prepaid expenses
         and other
         current assets...       (1,808)           913        1,174            (2,721)
      Accounts payable
      and other
         current
         liabilities......         (875)           372          745             4,264
                           -------------  --------------  --------------  -----------------
Net cash used in
   operating activities...      (14,385)       (19,633)     (15,141)          (92,851)
                           -------------  --------------  --------------  -----------------
INVESTING ACTIVITIES:
Purchase of property,
   plant and equipment....         (111)          (210)        (263)          (6,002)
Short-term investments on
   deposit, net of
   maturities.............      (27,770)        15,827        3,008          (10,510)
                           -------------  --------------  --------------  -----------------
Net cash (used in)
   provided by investing
   activities.............      (27,881)        15,617        2,745          (16,512)
                           -------------  --------------  --------------  -----------------

                             See accompanying notes

                                       10

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF CASH FLOWS (CONTD)

                                                                            PERIOD FROM
                            NINE MONTHS                                   AUGUST 13, 1996
                               ENDED       YEAR ENDED      YEAR ENDED      (INCEPTION) TO
                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                               2003           2004            2005              2005
                           -------------  --------------  --------------  -----------------
                               $000           $000            $000              $000

FINANCING ACTIVITIES:
Payments of capital
   lease obligations...         (716)            (965)          (294)            (3,351)
Proceeds from issuance
   of ordinary and
   preferred ordinary
   shares, net of
   issuance costs......       27,441            7,902             --            90,858
Repayment of
   government loan.....           --               --           (455)             (455)
Government loan
   received............           --               --             --               414
Loan received from
   parent
   company.............           --               --          9,103             9,103
Proceeds of
   committable loan
   notes issued from
   shareholders........           --               --             --             8,883
Loans received from
   shareholders........           --               --             --             1,645
                           -------------  --------------  --------------  -----------------
Net cash provided by
   financing activities       26,725            6,937          8,354           107,097
Effect of exchange
   rate changes on
   cash and cash
   equivalents.........        3,328              510           (607)            5,383
Net (decrease)
   increase in cash
   and cash equivalents      (15,541)           2,921         (4,042)           (2,266)
Cash and cash
   equivalents,
   beginning of period.       16,548            4,335           7,766               --
                           -------------  --------------  --------------  -----------------
Cash and cash
   equivalents, end of
   period..............        4,335            7,766           3,117            3,117
                           =============  ==============  ==============  =================
SUPPLEMENTAL CASH FLOW
   INFORMATION:
Cash received during the
      period for:
      Interest.........          338            1,461             769            6,108
      Taxes............           --            3,844           2,441            8,833
Cash paid during the
      period for:
      Interest.........          (79)            (112)           (131)            (743)
SCHEDULE OF NON-CASH
   TRANSACTIONS
Acquisitions of
   equipment purchased
   through capital
   leases..............          384              706              --           3,470
Issuance of Ordinary
   shares in
   connection with
   license agreements..           --                --             --             592
Issuance of Ordinary
   shares on
   conversion of
   bridging loan.......           --                --             --           1,638
Issuance of Preferred
   Ordinary "C" shares
   on conversion of
   secured convertible
   loan notes and
   accrued interest....           --                --             --           8,893
Issuance of Ordinary
   shares in lieu of
   cash bonus..........           --                --             --             164
Deferred stock-based
   compensation........          217              279            (334)          2,554

                             See accompanying notes

                                       11

                                CYCLACEL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS

1    FORMATION AND BUSINESS OF THE COMPANY

ORGANIZATION

      Cyclacel Limited (the "Company" or "Cyclacel") was incorporated in Great
Britain on August 13, 1996 as Intercede 1190 Limited with an authorized share capital of (pounds sterling)1,000 and issued share capital of (pounds sterling)
1. The Company changed its name to Ecdysis Limited on September 10, 1996, and was renamed Cyclacel Limited on October 25, 1996. On June 30, 2004, in a
corporate reorganization as preparation for a public listing all of the issued and outstanding Preferred Ordinary "D" shares, Ordinary shares and Deferred shares of Cyclacel Limited were acquired by Cyclacel Group Limited in an exchange of shares. Cyclacel shareholders received an equivalent number of
Preferred Ordinary "D" shares, and Ordinary shares in Cyclacel Group Limited. On
July 1, 2004, Cyclacel Group Limited re-registered as a public limited company and changed its name to Cyclacel Group plc.

      On July 28, 2005, Cyclacel Group plc issued (pounds sterling)5 million
($8.8 million) of convertible loan notes to Scottish Enterprise. The net proceeds of $8.6 million were loaned to the Company to fund its operating activities.

      The principal activity of the Company is research and development of therapeutics for cancer and other serious diseases. Through December 31, 2005, the Company, operating from research facilities in Dundee, Scotland and
Cambridge, England, has been primarily engaged in conducting research, developing drug candidates, recruiting personnel and raising capital.

      The Company has not yet generated substantial revenues from its operations. Accordingly, through the date of these financial statements, the
Company is considered to be in the development stage.

      The Company's fiscal year end since incorporation was March 31. However, the Company changed its fiscal year end to December 31 during 2003 in anticipation of an initial public offering and this resulted in shortening of the March 31, 2004 fiscal year to the nine-month period ended December 31, 2003.

      On December 15, 2005 Cyclacel Group plc and Xcyte Therapies, Inc.
("Xcyte") entered into a stock purchase agreement (the "Stock Purchase
Agreement") whereby the entire share capital of Cyclacel would be acquired by
Xcyte for which Cyclacel Group plc would receive newly issued common stock of
Xcyte. Subject to satisfaction of certain closing conditions, including the approval of the shareholders of Cyclacel Group plc and Xcyte, the transaction is anticipated to close on March 27, 2006. If the stock purchase agreement is consummated, Cyclacel will become a wholly-owned subsidiary of Xcyte.

      The accompanying financial statements include an allocation of all the costs associated with the employees, executive directors and Board of Directors of Cyclacel Group plc. These costs include directors' compensation, Board fees and associated expenses, and share option compensation charges. All of the allocations in the accompanying financial statements are based on assumptions that we believe are reasonable under the circumstances. As a consequence of the reorganization which occurred on June 30, 2004, options granted by the Company became exercisable over ordinary shares in Cyclacel Group plc. As a result, the deferred compensation and additional paid-in capital of $1.8 million related to the stock-based compensation plans were eliminated and transferred to Cyclacel
Group plc by the creation of an amount payable by the Company. Subsequent stock-based compensation costs (credits) of $397,000 and $(334,000) have been allocated to the Company for the six months ended December 31, 2004 and the year ended December 31, 2005, respectively.

NEED TO RAISE ADDITIONAL CAPITAL

      The accompanying financial statements have been prepared assuming the
Company will continue as a going concern. The Company has incurred significant net losses and negative cash flows since its inception. At December 31, 2005, the Company had an accumulated deficit of $109,018,000.

      As of March 27, 2006, on the basis of forecast cash flows of the Company, the directors believe that the currently available cash and cash equivalents and short term investments will provide sufficient funds to enable the business to meet its obligations at least through August 31, 2006. If the Company is unable to raise further funds prior to that date, it may be required to delay, reduce the scope of, or eliminate one or more of its development programs or obtain funds through collaborative arrangements with others which may require the
Company to relinquish rights to certain of its product candidates, or products that it would otherwise seek to develop or commercialize itself.

                                       12

      The ability of the Company to continue as a going concern beyond August
2006 is dependent on its ability to access further cash resources through the successful conclusion of one of the following scenarios:

      o  provided that Xcyte commits to making sufficient cash resources available to the Company, the consummation of the Stock Purchase
         Agreement with Xcyte would give the Company access to Xcyte's cash resources and would enhance the Company's ability to conclude further partnering arrangements with pharmaceutical and/or biotechnology companies; or

      o  if the Stock Purchase by Xcyte does not complete, the Company will be dependent on the ability of its parent company, Cyclacel Group plc, to raise sufficient funds to fund the operations of the group for the foreseeable future and to commit that such funds will be made available to the Company. Cyclacel Group plc would seek to raise such funds through a combination of equity issues or debt arrangements or in undertaking a cash generative corporate transaction. In addition, the
         Company would undertake to raise further funds through revenue deals with commercial partners in the form of collaboration or services agreements.

      However, there is no assurance that the proposed transaction with Xcyte will be completed or that Cyclacel Group plc's subsequent efforts to raise additional private or public funding will be successful. If these efforts are unsuccessful there is uncertainty as to whether the funds available to the
Company would be sufficient to allow it to continue in operational existence for the foreseeable future and to meet its liabilities as they fall due.

      While the directors are presently uncertain as to the outcome of the matters mentioned above, they believe that sufficient funding to meet the
Company's ongoing working capital requirements will be provided through the successful conclusion of one of the above scenarios. Accordingly, the directors believe it is appropriate to prepare the financial statements on a going concern basis. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial information contained in these financial statements does not constitute statutory accounts as defined in section 240 of the Companies Act
1985, as amended, of Great Britain. Statutory accounts for the year ended
December 31, 2004 and for the nine months ended December 31, 2003 have been delivered to the Registrar of Companies for England and Wales. Statutory
accounts for the year ended December 31, 2005 have not yet been delivered to the
Registrar. The auditors' reports on these accounts were unqualified and did not contain a statement under section 237(2) or (3) of that Act.

USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK AND OTHER RISKS AND UNCERTAINTIES

      Financial instruments which potentially subject the Company to concentrations of risk consist principally of cash and cash equivalents, short-term investments and accounts receivable.

      The Company's cash and cash equivalents are invested in deposits with banks in the United Kingdom.

      The Company does not perform an ongoing credit evaluation of its customers' financial conditions and generally does not require collateral to secure accounts receivable. The Company's exposure to credit risk, associated with non-payment is affected principally by conditions or occurrences within its customers' operations. The Company historically has not experienced any losses relating to accounts receivable from its primary customer. $700,000 (56%) of the
Company's revenues for the year ended March 31 2003 were derived from one customer. The arrangements with this primary customer came to a conclusion during the nine months ended December 31, 2003.

      Drug candidates developed by the Company may require approvals or clearances from the U.S. Food and Drug Administration ("FDA") or other international regulatory agencies prior to commercialized sales. There can be no assurance that the Company's drug candidates will receive any of the required approvals or clearances. If the Company was denied approval or clearance or such approval was delayed, it may have a material adverse impact on the Company.

      At December 31, 2005, the Company did not believe it had any concentration of credit risk.

                                       13

FOREIGN CURRENCY AND CURRENCY TRANSLATION

      Monetary assets and liabilities in foreign currencies are translated into pounds sterling, the Company's functional currency, at the rate ruling at the date of transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated into pounds sterling at the rate of exchange ruling at the balance sheet date. Transaction gains and losses are recognized in operating expenses within the Statement of Operations.

      These financial statements are presented in U.S. dollars. Translation of balance sheet data from pounds sterling to U.S. dollars is made at the exchange rate ruling at the balance sheet date. Translation of operating statement and cash flow amounts is made at the average exchange rate for the period.
Translation gains and losses are recognized within "Accumulated other comprehensive income (loss)."

CASH AND CASH EQUIVALENTS

      Cash equivalents are stated at cost, which equates to market value. The
Company considers all highly liquid investments with an original maturity of three months or less at the time of initial deposit to be cash equivalents.

SHORT-TERM INVESTMENTS

      The Company invests its surplus cash in bank term deposits, having a maturity period of between one day and one year. These deposits can be terminated early at a nominal cost. Accordingly, all cash resources with original maturity of three months or less have been classified as cash and cash equivalents and those with original maturity of more than three months as short-term investments.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      For financial instruments consisting of cash and cash equivalents, short-term investments, accounts payable and accrued liabilities included in the
Company's financial statements, the carrying amounts are reasonable estimates of fair value due to their short maturities. Based on borrowing rates currently available to the Company, the carrying value of the equipment financing lines approximate fair value.

PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, which are generally three to five years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the related assets, typically 15 years.
Upon sale or retirement of assets, the costs and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS

      In accordance with the provisions of SFAS No. 144, "Accounting for the
Impairment or Disposal of Long-Lived Assets," the Company reviews long-lived assets, including property, plant and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS No. 144, an impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Impairment, if any, is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Through December
31, 2004 and up until December 31, 2005 there have been no such impairments.

REVENUE RECOGNITION

      Revenues are earned from collaborative agreements and amounts invoiced to customers in respect of goods supplied. The Company recognizes revenue when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the fee is fixed and determinable; and collectability is reasonably assured. Determination of whether persuasive evidence of an arrangement exists and whether delivery has occurred or services have been rendered are based on management's judgments regarding the fixed nature of the fee charged for research performed and milestones met, and the collectability of those fees. Should changes in conditions cause management to determine these criteria are not met for certain future transactions, revenue recognized for any reporting period could be adversely affected.

                                       14

      Research and development revenues, which are earned under agreements with third parties for contract research and development activities, are recorded as the related expenses are incurred. Milestone payments are non-refundable and recognized as revenue when earned, as evidenced by achievement of the specified milestones and the absence of ongoing performance obligations. Any amounts received in advance of performance are recorded as deferred revenue. None of the revenues recognized to date are refundable if the relevant research effort is not successful.

      Grant revenues from government agencies and private research foundations are recognized as the related qualified research and development costs are incurred, up to the limit of the prior approval funding amounts. Grant revenues are not refundable.

      Government grants in respect of capital expenditure are deferred and released to revenue over the estimated useful lives of the related assets by equal annual installments.

CLINICAL TRIALS ACCOUNTING

      All of the Company's clinical trials are performed by contract research organizations ("CROs") and participating clinical trial sites. Some CROs bill monthly for services performed, and others bill based upon milestones achieved.
For the latter, the Company accrues clinical trial expenses based on the services performed each period. Costs of setting up clinical trial sites for participation in the trials are expensed immediately as research and development expenses. Clinical trial site costs related to patient enrollment are accrued as patients are entered into the trial reduced by any initial payment made to the clinical trial site when the first patient is enrolled.

RESEARCH AND DEVELOPMENT EXPENDITURES

      Research and development expenses consist primarily of costs associated with the Company's product candidates, upfront fees, milestones, compensation and other expenses for research and development personnel, supplies and development materials, costs for consultants and related contract research, facility costs, amortization of purchased technology and depreciation.
Expenditures relating to research and development are expensed as incurred.

PATENT COSTS

      Costs relating to prosecution are charged to operations as incurred as recoverability of such expenditure is uncertain.

LEASED ASSETS

      The costs of operating leases are charged to operations on a straight-line basis over the lease term.

      Where the Company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a capital lease. The asset is recorded in the balance sheet as an asset and is depreciated in accordance with the above depreciation policies. The capital elements of future lease payments are recorded as liabilities and the interest is charged to operations over the period of the lease.

PENSION COSTS

      The Company operates a defined contribution pension plan. Contributions are charged to the operating statement as they become payable in accordance with the rules of the plan.

INCOME TAXES

      The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

      Credit is taken in the accounting period for research and development tax credits, which will be claimed from H. M. Revenue and Customs, the United
Kingdom's taxation and customs authority, in respect of qualifying research and development costs incurred in the same accounting period.

STOCK-BASED COMPENSATION

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25,
"Accounting for Stock Issued to Employees," ("APB 25"). Under APB 25,
compensation expense is based on the difference, if any, on the date of grant of the option, between the estimated fair value of the Company's ordinary shares and the exercise price of the option.

                                       15

       The Company accounts for equity instruments issued to non employees in accordance with the provisions of Statement of Financial Accounting Standards
("SFAS") No. 123, "Accounting for Stock-Based Compensation," and Emerging Issues
Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are
Issued to Other Than Employees for Acquiring, or in Conjunction with Selling
Goods, or Services." SFAS No. 123 defines a "fair value" based method of accounting for an employee stock option or similar equity investment.

      The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation arrangements:

                                                           NINE MONTHS
                                                              ENDED         YEAR ENDED        YEAR ENDED
                                                           DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                               2003             2004              2005
                                                           --------------  ------------   ----------------
                                                                    $000, EXCEPT PER SHARE AMOUNTS

Net loss applicable to Ordinary
   shareholders, as reported........................            (19,402)       (33,795)         (29,924)
Add: Stock-based employee compensation
   included in reported loss........................                217            279             (334)
Less: Total stock-based employee compensation determined
   under fair value based method for all awards.....               (791)        (2,979)          (1,892)
                                                           --------------  ------------   ----------------
Adjusted net loss...................................            (19,976)       (36,495)         (32,150)
                                                           ==============  ============   ================
 Net loss per share - basic and diluted.............
        As reported.................................             ($2.25)        ($1.72)          ($1.51)
                                                           ==============  ============   ================
        Adjusted....................................             ($2.32)        ($1.86)          ($1.62)
                                                           ==============  ============   ================

      The fair value of each option granted is estimated on the date of grant using the Black Scholes option valuation model with the following weighted average assumptions:

                                                           NINE MONTHS
                                                              ENDED         YEAR ENDED        YEAR ENDED
                                                           DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                               2003             2004              2005
                                                           --------------  ------------   ----------------

Risk free interest rate...............................             --             4.3%             4.4%
Expected life (in years)..............................             --             3.5               3.0
Volatility............................................             --              90%              90%
Dividend yield........................................             --            0.00%            0.00%

      Based on the above assumptions, the weighted average estimated fair values of options granted were $4.98 and $2.17 for the years ended December 31, 2004 and 2005, respectively.

      The employee stock-based compensation charge for the period from August
13, 1996 (inception) to December 31, 2005 of $2,554,000 was allocated $1,867,000 and $687,000 to research and development and general and administrative, respectively. Stock-based compensation charges (credit) of $174,000, $291,000, and $(295,000) were allocated to research and development for the nine months ended December 31, 2003 and the years ended December 31, 2004 and 2005, respectively. Stock-based compensation charges (credits) of $43,000, $(12,000), and $(39,000) were allocated to general and administrative for the nine months ended December 31, 2003 and the years ended December 31, 2004 and 2005, respectively.

COMPREHENSIVE INCOME (LOSS)

      In accordance with SFAS No. 130, "Reporting Comprehensive Income," all components of comprehensive income (loss), including net income (loss), are reported in the financial statements in the period in which they are recognized.
Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non owner sources. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income (loss).

                                       16

RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2004, the FASB issued Statement No. 123 (revised 2004),
Share-Based Payment, or SFAS No. 123R, which is a revision of SFAS No. 123, and supersedes APB Opinion 25. SFAS 123R requires all share-based payments to employees and directors, including grants of stock options, to be recognized in the statement of operations based on their fair values, beginning with the first annual period after June 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB
Opinion 25's intrinsic value method.

      Under SFAS 123R, the Company must determine the appropriate fair value model and related assumptions to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at the date of adoption. The transition methods include modified prospective and modified retrospective adoption alternative. Under the modified retrospective method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The modified prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the modified retrospective method would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company plans to adopt SFAS 123R using the modified-prospective method. As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using APB 25's intrinsic value method and expects that the adoption of SFAS 123R will have a significant impact on the Company's results of operations. The impact of adoption of SFAS 123R cannot be predicted at this time because it will depend on the levels of share-based payments granted in the future. However, had the Company adopted SFAS 123R in prior periods, the impact would have approximated the impact of SFAS 123 as described in the disclosure of pro forma net loss under Stock-based Compensation above. SFAS 123R also requires the benefits of tax deductions in excess of recognized compensation costs to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement may reduce net operating cash flows and increase net financing cash flows in periods after adoption.

3    SIGNIFICANT CONTRACTS

LICENSING AND RESEARCH AGREEMENTS

      The Company has entered into licensing agreements with academic and research organizations. Under the terms of these agreements, the Company has received licenses to technology and patent applications. The Company is required to pay royalties on future sales of product employing the technology or falling under claims of patent applications. Additional payments are due if the Company sublicenses the technology or patent applications or if the Company achieves predefined milestones.

      In respect of Licensing Agreements, additional payments of $23.3 million would be payable if the Company achieves predefined milestones subject to achievement of all the specific contractual milestones and the Company's decision to continue with these projects. Under these agreements the Company makes annual payments that do not and will not exceed $0.1 million.

CLINICAL COLLABORATIONS

      At December 31, 2004, the Company had entered into a number of agreements with clinical research organizations (CROs) based at various universities and hospitals. The maximum annual amount payable on any of the existing contracts is approximately $0.8 million and the annual aggregate cost is approximately $1.7 million. The contracts vary in length with the last to expire/conclude in June
2006.

4    CASH AND CASH EQUIVALENTS

      The following is a summary of cash and cash equivalents at December 31,
2004 and 2005:

                                                                                             DECEMBER 31,
                                                                                         -------------------
                                                                                            2004      2005
                                                                                         ---------  --------
                                                                                            $000      $000

Cash..............................................................................          560       3,117
Deposits with original maturity of less than three months.........................        7,206          --
                                                                                         ---------  --------
                                                                                          7,766       3,117
                                                                                         =========  ========

                                       17

5    PREPAID EXPENSES AND OTHER CURRENT ASSETS

      The following is a summary of prepaid expenses and other current assets at
December 31, 2004 and 2005:

                                                                                             DECEMBER 31,
                                                                                         -------------------
                                                                                            2004       2005
                                                                                         ---------  --------
                                                                                            $000       $000

Research and development tax credit...............................................         2,583      1,796
Sales tax receivable..............................................................           755        375
Prepayments.......................................................................           922        756
Other current assets..............................................................           586        292
                                                                                        ----------  ---------
                                                                                           4,846      3,219
                                                                                        ==========  =========

6    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consisted of the following:

                                                                                Useful lives in years          DECEMBER 31,
                                                                                ---------------------      -------------------
                                                                                                              2004       2005
                                                                                                           ---------  --------
                                                                                                              $000       $000

Leasehold improvements....................................................    Life of lease (15 yrs)           511        582
Research and laboratory equipment.........................................               3 to 5 yrs          8,331      7,410
Office equipment and furniture............................................               3 to 5 yrs          1,174      1,081
                                                                                                           ---------  --------
                                                                                                            10,016      9,073
Less: accumulated depreciation and amortization...........................                                  (6,604)    (7,028)
                                                                                                           ---------  --------
                                                                                                             3,412      2,045
                                                                                                           =========  ========

         The depreciation and amortization of property, plant and equipment amounted to $1,133,000, $1,543,000 and $1,322,000 for the nine months ended
December 31, 2003 and the years ended December 31, 2004 and 2005, respectively.
These charges include depreciation of assets held under capital leases.

      Depreciation and amortization expense for the period from inception
(August 13, 1996) through to December 31, 2005 was $7,965,000. Included in property, plant and equipment are assets under capital lease obligations with an original cost of $3,421,000, $3,853,000 and $3,442,000 as of December 31, 2003,
2004 and 2005, respectively. Accumulated depreciation on assets under capital leases was $1,664,000, $1,884,000 and $2,327,000, respectively.

7    GOVERNMENT LOAN

      The amounts outstanding under the Government loan are as follows:

                                                                                             DECEMBER 31,
                                                                                         -------------------
                                                                                            2004       2005
                                                                                         ---------  --------
                                                                                            $000       $000

Current liabilities...............................................................           482         --
                                                                                         ---------  --------
                                                                                             482         --
                                                                                         =========  ========

      The Government loan of $482,000 ((pounds sterling)250,000) had an interest rate of 7% per annum and was wholly repayable on September 16, 2003. The loan was renegotiated during the period ended December 31, 2003 with the repayment date being extended to January 31, 2005, together with an amended interest rate of 5% per annum from November 1, 2003. The loan was repaid in full on November
16, 2005 and the floating charge over certain of the Company's assets was canceled.

                                       18

8    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

      Accounts payable and accrued liabilities consisted of the following:

                                                                                             DECEMBER 31,
                                                                                         -------------------
                                                                                            2004       2005
                                                                                         ---------  --------
                                                                                            $000       $000

Accounts payable..................................................................        2,528       2,159
Amounts due to parent company.....................................................        2,196      10,467
Accrued liabilities...............................................................        1,177       1,869
Other current liabilities.........................................................          161         128
                                                                                         ---------- --------
                                                                                          6,062      14,623
                                                                                         ========== ========

      Amounts due to parent company represent transactions between the Company and Cyclacel Group plc being (1) an intercompany loan of $8,604,000 and (2)
costs allocated by Cyclacel Group plc to Cyclacel Limited related to stock-based compensation accrued in Cyclacel Group plc. On July 28, 2005, Cyclacel Group plc
issued (pounds sterling)5 million ($8.8 million) of convertible loan notes.
The cash received was transferred to the Company and is being utilized by the
Company to fund its operating activities.

      As a consequence of the reorganization which occurred on June 30, 2004, options granted by the Company became exercisable over ordinary shares in
Cyclacel Group plc. As a result, the deferred compensation and additional paid-in capital of $1.8 million related to the stock-based compensation plans were eliminated and transferred to Cyclacel Group plc by the creation of an amount payable by the Company. Subsequent stock-based compensation costs
(credits) of $397,000 and $(334,000) have been allocated to the Company for the six months ended December 31, 2004 and the year ended December 31, 2005, respectively.

9    RELATED PARTY TRANSACTIONS

PRIVATE PLACEMENT

      Cancer Research Technology Limited ("CRT"), formerly Cancer Research
Campaign Technology Limited ("CRCT") owned 494,973 ordinary shares of 1p each, which represented 2.6% of the Company's outstanding shares, at December 31,
2003.

LICENSE AND OPTION AGREEMENT

      The Company has license and option agreements with CRT covering several technologies and research tools. The latest of these agreements terminated on
September 10, 2005. CRT retains rights to materials and intellectual property outside the relevant fields, and for non-commercial research.

FEES PAID TO SHAREHOLDERS

      Up to June 30, 2004, when Cyclacel was acquired by Cyclacel Group Limited
(now Cyclacel Group plc) in an exchange of shares, Cyclacel paid fees to shareholders for the services and expenses of their directors appointed to the
Company. From July 1, 2004 these services were provided to Cyclacel Group plc and the fees were payable by Cyclacel Group plc. Since July 1, 2004 all of these fees have been allocated to the Company based on assumptions that the directors believe are reasonable under the circumstances. The directors believe these allocations are indicative of the costs that Cyclacel would have incurred if it had operated on a standalone basis or as an entity independent of Cyclacel Group plc.

                                       19

                                                           NINE MONTHS
                                                              ENDED         YEAR ENDED       YEAR ENDED
                                                           DECEMBER 31,     DECEMBER 31,    DECEMBER 31,
                                                               2003             2004            2005
                                                           --------------  ------------    ---------------
                                                              $000           $000               $000

Merlin Venture Limited..............................          15              22                 24
Kleinwort Benson Life Science Partnership...........          10              --                 --
Invesco.............................................          23              22                 22

      The following fees were outstanding at the period end.

                                                                                              DECEMBER 31,
                                                                                             --------------
                                                                                            2004       2005
                                                                                         ---------  --------
                                                                                            $000       $000

Merlin Venture Limited............................................................            6          5
Kleinwort Benson Life Science Partnership.........................................           --         --
Invesco...........................................................................           82         94

      Noble Grossart Limited charged fees of $79,000 for the provision of services in relation to the raising of new funds during the year ended December
31, 2004.

SERVICES PROVIDED BY CXR BIOSCIENCES LIMITED

      CXR Biosciences Limited (Dundee, Scotland, U.K.), a contract research organization, charged costs for research services of $447,000, $175,000, $1,900 for the nine months ended December 31, 2003 and the years ended December 31,
2004 and 2005, respectively. As of December 31, 2004 and 2005, the company owed
CXR Biosciences $1,000 and $nil, respectively. On August 14, 2003, Mr. Rombotis, the Company's Chief Executive Officer, acquired as part of a private equity financing approximately 2% of the equity of CXR Biosciences.

10    COMMITMENTS

LICENSING AND RESEARCH AGREEMENTS

      The Company has entered into various research, license and collaboration agreements to support its research and development activities. At December 31,
2004 and December 31, 2005, the Company had no financial commitments under these agreements which were unconditional on future performance.

      Through December 31, 2004 and December 31, 2005, the Company had no
minimum royalty commitments under licensing and research agreements.

LEASES

      In October 2000, the Company entered into a 25 year lease for its new corporate headquarters and research and development facility in Dundee, U.K. The
Company also leases a second research facility at the Babraham Research Campus,
Cambridge, U.K. The Company entered into this 5-year lease in August 2005. There is an option to terminate the lease on July 31, 2007 at a cost to the Company of
$104,000.

      Rent expense, which includes lease payments related to the Company's corporate headquarters and research and development facility and other rent related expenses, was $344,172, $603,588, and $686,105 for the nine months ended
December 31, 2003 and the years ended December 31, 2004 and 2005, respectively.

      As at December 31, 2005, the Company had $3,442,000 of property, plant and equipment financed through long-term obligations. The obligations under the equipment leases are secured by the equipment financed, bear interest at a weighted average rate of 7.2% and are due in monthly and quarterly installments through May 2007.

                                       20

      Annual future minimum payments are as follows at December 31, 2005:

                                                                                         CAPITAL       OPERATING
                                                                                          LEASES         LEASES
                                                                                       -------------   -----------
                                                                                           $000           $000

2006..............................................................................          268             791
2007..............................................................................           80             777
2008..............................................................................           --             754
2009..............................................................................           --             718
2010..............................................................................           --             587
Thereafter........................................................................           --             414
                                                                                      --------------   -----------
                                                                                            348           4,041
Less amount representing interest.................................................          (19)
                                                                                      --------------
Present value of future minimum lease payments....................................          329
Less current portion..............................................................         (251)
                                                                                      --------------
                                                                                             78
                                                                                      ==============

PURCHASE OBLIGATIONS

      The Company had minimum purchase obligations of $1,285,000 at December 31,
2005 in respect of clinical trials falling due during the year ending December
31, 2006.

11    CONTINGENCIES

      In the ordinary course of business the Company may be subject to legal proceedings and claims. The Company is not currently subject to any legal proceedings.

12    SHAREHOLDERS' EQUITY (DEFICIT)

PREFERRED ORDINARY "D" SHARES

      In November 2003, 4,076,111 Preferred Ordinary "D" shares of 0.1p each were issued at $6.90 for cash consideration of $28,143,248. There was an associated bonus issue of 12,666,580 Preferred Ordinary "D" shares of 0.1p each given to existing Preferred Ordinary "C" shareholders and Ordinary shareholders who participated in the "D" funding round on a basis of 1:4 and 1:3, respectively, by way of capitalization of part of the additional paid-in capital. This was the first closing of two rounds. In January 2004, the Company issued a further 1,162,068 Preferred Ordinary "D" shares at $7.44 per share to new investors for net cash proceeds of $8,646,000 being the second and final closing of the series "D" funding round. In June 2004, the Company issued a further 61,076 Preferred Ordinary "D" shares of 0.1p each on the exercise of certain warrants to existing shareholders for net cash proceeds of $110.

      Under the Reorganization and Share Exchange Agreement of June 30, 2004,
the Preferred Ordinary "D" shares of 0.1p each in Cyclacel Limited were exchanged for Preferred Ordinary "D" shares of 1p each in Cyclacel Group plc.

WINDING UP

      Upon the winding up of the Company, Preferred Ordinary "D" shareholders are, after all liabilities have been paid, entitled to the greater of:

            (i) the subscription price per share multiplied by 1.5 together with a sum equal to a fixed cumulative preferential dividend of 8% per annum compounded quarterly; or

            (ii) the pro-rata share of the proceeds between the Ordinary shareholders and the Preferred Ordinary "D" shareholders, as if the
      Preferred Ordinary "D" shares had been converted.

      After such payments, the balance of such assets shall be distributed among the ordinary shareholders in proportion to the amounts paid up.

      The aggregate liquidation preference of the Preferred Ordinary "D" shares at December 31, 2004 and 2005 was $223,617,000 ($12.45 per share) and
$210,954,000 ($11.74 per share), respectively. The accumulated dividends at
December 31, 2004 and 2005 were $12,824,000 and $22,678,000, respectively.

                                       21

CONVERSION

      The Preferred Ordinary "D" shares may at any time, at the option of the holder, be converted into Ordinary shares at the rate of one Ordinary share for every Preferred Ordinary "D" share.

VOTING

      Preferred Ordinary "D" shares and Ordinary shares rank pari passu as regards voting rights.

WARRANTS FOR PREFERRED ORDINARY "D" SHARES

      On August 31, 2000, the Company issued warrants to loan-note holders to subscribe for shares in the Company. In June 2001, these warrants became exercisable immediately over 62,685 Preferred Ordinary "C" shares at a price of
$10.64 ((pounds sterling)7.53) per share and expire upon the earlier of ten years from the date of original issuance, the listing of the Company's ordinary shares or the sale of substantially all of the Company's assets. In November
2003, all Preferred Ordinary "C" shares were converted to deferred shares and these warrants became exercisable over 116,260 Preferred Ordinary "D" shares at a price of $6.90 ((pounds sterling)4.06) per share. These were immediately exercisable and expire upon the earlier of ten years from the date of original issuance, the listing of the Company's ordinary shares or the sale of substantially all of the Company's assets. The warrants were assigned a fair value of $588,000 which was recognized upon issuance. These warrants have not been exercised. Under the Reorganization and Share Exchange Agreement of June
30, 2004, all of the above warrants are exercisable over shares in Cyclacel
Limited which will then be exchanged for shares in Cyclacel Group plc. Pursuant to the Stock Purchase Agreement dated December 15, 2005 between Xcyte and
Cyclacel Group plc, the holders of the warrants agreed an amendment to the warrant instruments such that the warrants became directly exercisable over
Preferred Ordinary "D" shares in Cyclacel Group plc.

      In June 2001, the Company issued warrants to existing shareholders to subscribe for a total of 61,076 Preferred Ordinary "C" shares. In November 2003, these warrants became exercisable over 61,076 Preferred Ordinary "D" shares at a price of $0.0015 ((pounds sterling)0.001) per share. The warrants were immediately exercisable and will expire upon the earlier of ten years from the date of original issuance or the sale of the whole of the issued share capital to a third party. The warrants were assigned a fair value of $627,000 which was recognized upon issuance. All 61,076 warrants were exercised in June 2004.

ORDINARY SHARES

      Holders of ordinary shares of 0.1p each are entitled to one vote per share on all matters to be voted upon by the shareholders of the Company. Subject to the preferences that may be applicable to any outstanding shares of Preferred
Ordinary "D" shares, the holders of ordinary shares are entitled to receive notably such dividends, if any, as may be declared by the Board of Directors. No dividends have been declared to date.

      Under the Reorganization and Share Exchange agreement of June 30, 2004, the Ordinary Shares of 0.1p each in Cyclacel Limited were exchanged for Ordinary
Shares of 1p each in Cyclacel Group plc.

WARRANTS FOR ORDINARY SHARES

      In 1999, the Company issued warrants to existing shareholders to subscribe for a total of 23,500 Ordinary shares in the Company exercisable upon the sale or listing of the Company. The subscription prices are $0.0015 (0.1p) per share for 16,000 shares and 90% of the sale or listing price for 7,500 shares. The warrants are exercisable upon a listing or a sale of substantially all of the
Company's assets and until 30 days after such an event. Under the Reorganization and Share Exchange Agreement of 30 June 2004, the warrants are exercisable over ordinary shares in Cyclacel Limited which will then be exchanged for ordinary shares in Cyclacel Group plc.

      Pursuant to the Stock Purchase Agreement dated December 15, 2005 between
Xcyte and Cyclacel Group plc, the holders of the warrants agreed an amendment to the warrant instruments such that the warrants became directly exercisable over ordinary shares in Cyclacel Group plc.

DEFERRED SHARES

      In November 2003, as part of the series D funding round, 2,251,572
Ordinary shares of 0.1p each and 4,540,969 Preferred Ordinary "C" shares of 0.1p each were converted into 6,792,541 Deferred shares of 0.1p each. During the year ended December 31, 2004, the deferred shares were repurchased for a nominal sum of 1p per holding.

      The Deferred shares had the following rights and were subject to the following restrictions:

      a) on a return of capital on winding up or otherwise, the holders of
Deferred shares shall in that capacity only be entitled to receive an amount equal to the par value thereof and only after payment in respect of each
Ordinary share and
                                       22

Preferred Ordinary "D" share (collectively referred to as
"paid up shares") the amount paid up thereon plus $17,750,000 ((pounds sterling)10,000,000) per paid up share and the Deferred shares shall not otherwise entitle their holders to receive or participate in any way in any profits or assets of the Company; and

            b) the Deferred shares shall not entitle their holders to receive notice of or attend or vote at any general meetings of the Company or participate in any pre-emptive offer on issue or transfer of any shares under these articles.

SHARE OPTION PLANS

      Cyclacel operates a number of share option plans, which provide the opportunity to all eligible individuals to participate in the potential growth and success of the Company. In May 1997, the Company adopted the Cyclacel
Limited Share Option Plan ("1997 Plan"), which was approved by a shareholders'
resolution in May 1997. Under this plan, any person who is a Director or employee of the Company is eligible to be granted options to purchase Ordinary shares in the Company. In general, options granted under the "1997 Plan" may not be exercised before the third anniversary of the date of grant and may not be exercised later than the tenth anniversary of the date of grant. In February
2001, the Company adopted the Cyclacel Limited 2000 Employees' Share Option
Scheme under the Enterprise Management Incentive Scheme ("2000 Plan"), which was approved by shareholders' resolution in December 2000. Under this plan any person who is a Director (other than a non executive Director) or employee of the Company is eligible to be granted options to purchase shares in the Company.

      Options granted under the 2000 Plan may not be exercised more than ten years after the date of grant and, to the extent not exercised by that time, the
Option shall lapse immediately. Options generally vest and become fully exercisable over a three year period. Shares can be issued upon exercise of options under the terms of the Company's employee share option plans up to a maximum of 12.5% of the issued share capital immediately following the closure of the series "D" funding round in November 2003.

      On April 23, 2004, new options over 1,782,770 ordinary shares were granted under the 1997 plan and the 2000 plan to employees at an exercise price of $2.66
((pounds sterling)1.50) per share of which 415,508 would only be exercisable upon the achievement of certain corporate performance criteria. Subsequent to the issuance of the 415,508 options the Company concluded that the exit related performance criteria were inappropriate and the options were modified to remove the exit valuation criteria. Prior to the grant of 1,782,770 options, 598,692 existing options, with higher exercise prices, were surrendered by these employees. The new options will become exercisable in equal tranches on the first, second and third anniversaries of the date of grant, the earliest option exercise date being April 23, 2005 and the expiration date April 23, 2014. The reasons for this event were that the surrendered options, many of which had already vested, had an exercise price significantly in excess of the current fair value of an ordinary share. Therefore the issue of these new options was undertaken to retain existing employees and enable them to share in the future success of the company.

      The 598,692 options that were replaced and the 415,508 options that were only exercisable upon the achievement of certain corporate performance criteria are accounted for in accordance with the guidance on the modification of stock-based compensation plans. This results in a stock based compensation charge being accrued by Cyclacel Limited over the period from April 23, 2004 to
June 30, 2004.

      As a consequence of the reorganization which occurred on June 30, 2004, the 1997 Plan and 2000 Plan rules were amended to provide that the options granted under the plans were, with effect from the reorganization, deemed to be exercisable over the ordinary shares in Cyclacel Group plc and not Cyclacel
Limited.

      No further options were granted under the 1997 Plan or the 2000 Plan. Up to June 30, 2004 these awards will be accounted for by Cyclacel in accordance with the provisions for variable compensatory plans as set out in Accounting
Principles Board Option No. 25, "Accounting for Stock Issued to Employees" ("APB
25"). From July 1, 2004, these awards have been accounted for by Cyclacel Group plc in accordance with the provisions for variable compensatory plans as set out in APB 25. As the options are related to individuals employed by Cyclacel
Limited, the stock-based compensation charge related to these options will be allocated to Cyclacel Limited from Cyclacel Group plc.

      On July 1, 2004 Cyclacel Group plc adopted a New Option Plan, (the
Cyclacel Group Plc Discretionary Share Option Plan), a New SAYE Plan, (the
Cyclacel Group Plc Savings Related Share Option Plan) and a New Restricted Share
and Co Investment Plan, (the Cyclacel Group Plc Restricted Share and Co
Investment Plan). We refer to these plans collectively as the New Share Plans.
The New Share Plans replace the 1997 Plan and the 2000 Plan. One Cyclacel
Limited employee has received grants of options under the New Option Plan. The stock-based compensation charges related to these options have been allocated to
Cyclacel Limited from Cyclacel Group plc. No options have been awarded under the other plans.

                                       23

NEW OPTION PLAN

      Options may be granted to selected employees and directors of the group at the discretion of the remuneration committee. The exercise price will not be less than the higher of the middle market quotation for an Ordinary share on the day preceding the date of grant, or the average of such quotations for the three days preceding the date of grant, and the nominal value of the ordinary shares.

      Limits to the number of shares over which options may be granted are as follows:

      o  in any ten year period not more than 10% of the issued Ordinary share capital may be issued or issuable under the New Option Plan or any other employees' share scheme; and

      o  in any ten year period not more than 5% of the issued Ordinary share capital may be issued or issuable under the New Option Plan or any discretionary share scheme.

      Options will normally be exercisable between three and ten years following the date of grant provided any specified performance target has been satisfied.

      A member of senior management, employed by Cyclacel Limited, was granted an option over 90,000 ordinary shares at an exercise price of $2.66 ((pounds sterling)1.50) per share in December 2004. These awards will be accounted for by
Cyclacel Group plc in accordance with the provisions for variable compensatory plans as set out in APB 25 and the associated charge allocated to Cyclacel
Limited.

SENIOR EXECUTIVE INCENTIVE PLAN

      Mr. Rombotis, the chief executive officer, was granted rights to receive an option to acquire additional ordinary shares in Cyclacel Limited following successful completion by the Company of an initial public offering and listing on a major stock exchange ("the original Incentive Option").

      The terms of the original Incentive Option were agreed as part of Mr.
Rombotis's original contract of employment with Cyclacel limited dated August 1,
1997, and reflected in an appendix thereto. On July 17, 2004, Cyclacel Group plc entered into an employment contract with Mr. Rombotis's and granted an amended
Incentive Option (the "amended Incentive Option").

      The principal terms of the original Incentive Option, as agreed pursuant to Mr. Rombotis's original contract of employment in August 1997 are as follows:

      o  Mr. Rombotis was initially to receive an option to acquire 200,000 ordinary shares in Cyclacel Limited at an exercise price of 0.1 pence per share. The number of shares under the option would be subject to adjustment depending on the valuation of the company immediately following successful completion of an initial public offering on a major stock exchange (including the London Stock Exchange or Nasdaq)
         (the "Relevant Valuation"). Depending on the Relevant Valuation, this adjustment could have resulted in Mr. Rombotis receiving an option over shares equivalent to up to 7.5% of the share capital of Cyclacel
         Limited on a fully diluted basis (subject to reduction to reflect certain shares and options already held by him at the relevant time).
         Following a listing on a major stock exchange, the option would be exercisable in three equal tranches on the first, second and third anniversaries of the major stock market listing.

      o  The original Incentive Option would have lapsed seven years after the date of its grant.

                                       24

      The principal terms of the amended Incentive Option granted pursuant to the Senior Executive Incentive Plan (which now replaces the right agreed pursuant to Mr. Rombotis's original contract of employment in 1997) are as follows:

      o  Mr. Rombotis has a right to acquire 1,720,903 ordinary shares in
         Cyclacel Group plc at an exercise price of 1p per share.

      o  The amended Incentive Option will become exercisable by Mr. Rombotis only following successful completion of the Offering or another listing of part of the Ordinary share capital of Cyclacel Group plc on a major stock exchange (including the London Stock Exchange or Nasdaq) or on a sale or change of control of Cyclacel Group plc prior to any such listing and only if Mr. Rombotis remains in employment with the
         Cyclacel Group plc (and has not given or been given notice to leave) at the time of exercise (unless Mr. Rombotis has been dismissed without cause).

      o  Provided that Mr. Rombotis remains in employment with the Cyclacel
         Group plc, the amended Incentive Option will become exercisable in equal tranches on the first, second and third anniversaries of the closing of the offering. The amended Incentive Option will also be exercisable in full on any change of control of Cyclacel Group plc pursuant to a general offer following the closing of this Offering.

      o  The amended Incentive Option will lapse on the earlier of the cessation of employment of Mr. Rombotis with the Cyclacel Group plc and the tenth anniversary of its grant in June 2004.

      The original Incentive Option over 200,000 ordinary shares (as agreed pursuant to Mr. Rombotis's original contract of employment in August 1997) has been accounted for by Cyclacel in accordance with the provisions for variable compensatory plans set out in Accounting Principles Board Option No. 25,
"Accounting for Stock Issued to Employees" ("APB 25"). The stock-based compensation charge has been accrued over the expected period to July 16, 2004, being seven years from August 1, 1997, and has been adjusted during each subsequent period to reflect changes in the fair value of the Ordinary shares.
Following the decision to abort the 2004 IPO, all of the compensation charges in
Cyclacel in the year ended December 31, 2004 were reversed.

      The amended Incentive Option granted pursuant to the Senior Executive
Incentive Plan (which replaced the rights agreed pursuant to Mr. Rombotis's original contract of employment in August 1997) is also accounted for in accordance with the guidance on the modification of stock based compensation plans. No compensation charge has been accrued in the financial statements of
Cyclacel Group plc in respect of this arrangement as it is not considered probable that there will be a successful completion of an offering or the listing of part the ordinary share capital on a major stock exchange (including the London Stock Exchange or Nasdaq) or on a sale or change of control Cyclacel
Group plc prior to any such listing.

      A summary of the share option activity and related information is as follows:

                                                                                             NUMBER OF         WEIGHTED
                                                                                              OPTIONS          AVERAGE
                                                                                            OUTSTANDING     EXERCISE PRICE
                                                                                            -------------   ----------------

Balance at April 1, 2002.............................................................          743,674         $    4.48
      Granted........................................................................          177,000             11.65
      Exercised......................................................................           (2,000)             6.19
      Canceled.......................................................................           (4,500)            11.17
                                                                                            -------------
Balance at March 31, 2003............................................................          914,174              6.25
      Exercised......................................................................          (16,057)             7.45
      Canceled.......................................................................          (10,600)             8.59
                                                                                            -------------
Balance at December 31, 2003.........................................................          887,517              7.01
      Granted........................................................................        3,643,673              1.46
      Exercised......................................................................          (71,875)            0.002
      Canceled.......................................................................         (880,892)             7.42
                                                                                            -------------
Balance at December 31, 2004.........................................................        3,578,423              1.52
      Granted........................................................................           12,500              2.73
      Canceled.......................................................................         (402,533)             2.73
                                                                                            -------------
Balance at December 31, 2005.........................................................        3,188,390              1.21
                                                                                            =============

      As a consequence of the reorganization which occurred on June 30, 2004, options granted by the Company over its ordinary shares became exercisable over ordinary shares in Cyclacel Group plc.

                                       25

      The following table summarizes information about options outstanding at
December 31, 2005:

                  OPTIONS EXERCISABLE                                 OPTIONS EXERCISABLE
  ---------------------------------------------------      -----------------------------------------------
    EXERCISE             EXERCISE          NUMBER               WEIGHTED AVERAGE              NUMBER
      PRICE               PRICE          OUTSTANDING       REMAINING CONTRACTUAL LIFE       EXERCISABLE
  --------------       -----------     --------------      --------------------------    ----------------
(POUNDS STERLING)           $

      0.01                 0.02           1,720,903                8.58                          --
      1.50                 2.58           1,458,437                8.40                     460,312
      4.53                 7.80               5,000                5.17                       5,000
      4.76                 8.19               4,050                5.17                       4,050
                                         ----------                                        ---------
                                          3,188,390                8.49                     469,362
                                         ==========                                        =========

      The options above were granted under Cyclacel share option plans. However, following the reorganization on June 30, 2004, all outstanding options became exercisable over ordinary shares in Cyclacel Group plc.

13    PENSION PLANS

      The Company operates a defined contribution group personal pension plan for substantially all of its employees. Company contributions to the plan totalled $145,889, $206,035 and $188,277 in the nine months ended December 31,
2003 and the years ended December 31, 2004 and 2005, respectively.

14    TAXES

      The Company has made a taxable loss in each of the operating periods since incorporation. The income tax credits of $1,486,000, $2,456,000 and $1,900,000 for the nine months ended December 31, 2003 and the years ended December 31,
2004 and 2005, respectively, represent U.K. research and development tax credits receivable against such expenditures in the United Kingdom.

      A reconciliation of the (benefit) provision for income taxes with the amount computed by applying the statutory corporation tax rate of 30% to loss before income taxes is as follows:

                                                           NINE MONTHS
                                                              ENDED         YEAR ENDED       YEAR ENDED
                                                           DECEMBER 31,     DECEMBER 31,    DECEMBER 31,
                                                               2003             2004            2005
                                                           --------------  ------------    ---------------
                                                                $000            $000             $000

Loss before income taxes.............................            (16,463)        (25,198)        (19,948)
Income tax expense computed at statutory corporation
    tax rate.........................................             (4,939)         (7,558)         (5,984)
Disallowed expenses and non-taxable income...........              2,506           4,326           2,524
Depreciation in excess of capital allowances.........                149             190             105
Tax losses...........................................              2,284           3,043           3,355
Research and development tax relief..................             (1,857)         (3,071)         (2,375)
Research and development tax credit rate difference..                371             614             475
                                                           --------------  --------------  ---------------
                                                                  (1,486)         (2,456)         (1,900)
                                                           ==============  ==============  ===============

                                       26

      Significant components of the Company's deferred tax assets are shown below:

                                                               2004       2005
                                                            ---------  --------
                                                               $000       $000

Deferred tax assets (liabilities)....................        20,985      22,691
Net operating loss carryforwards.....................          (377)       (248)
                                                            ---------  --------
Total net deferred tax assets........................        20,608      22,443
Valuation allowance for deferred tax assets..........       (20,608)    (22,443)
                                                            ---------  --------
Net deferred taxes...................................            --          --
                                                            =========  ========

      Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting and tax purposes. A valuation allowance has been established, as realization of such assets is uncertain.

      The Company has, subject to agreement with the H.M. Revenue and Customs, the following tax losses and accumulated tax losses available for carry forward against future operations, which under U.K. tax laws do not expire:

                                                               2004       2005
                                                            ---------  --------
                                                               $000       $000

Accumulated tax losses...............................        70,800     75,600
                                                            =========  ========

                                       27